Exhibit 24

POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints John P. Jones III or Paul E. Huck or W. Douglas Brown, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report for the fiscal year ended 30 September 2004 and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mario L. Baeza Mario L. Baeza	Director	18 November 2004

/s/ Michael J. Donahue Michael J. Donahue	Director	18 November 2004

/s/ Ursula F. Fairbairn Ursula F. Fairbairn	Director	18 November 2004

/s/ W. Douglas Ford W. Douglas Ford	Director	18 November 2004

/s/ Edward E. Hagenlocker Edward E. Hagenlocker	Director	18 November 2004

/s/ James F. Hardymon James F. Hardymon	Director	18 November 2004

/s/ John P. Jones III John P. Jones III	Director	18 November 2004

Signature	Title	Date
/s/ Terrence Murray Terrence Murray	Director	18 November 2004

/s/ Lawrence S. Smith Lawrence S. Smith	Director	18 November 2004

/s/ Lawrason D. Thomas Lawrason D. Thomas	Director	18 November 2004

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